Exhibit 99.1

Standard BioTools Announces Preliminary Fourth Quarter and Full Year 2024 Revenue

Preliminary, unaudited revenue for the full year 2024 of approximately $174 million

Presenting at the 43rd Annual J.P. Morgan Healthcare Conference on Thursday, January 16th, 2024, at 9:45 a.m. PT.

SOUTH SAN FRANCISCO, Calif., January 13, 2025 -- Standard BioTools Inc. (NASDAQ: LAB) (“Standard BioTools” or the “Company”) today announced preliminary and unaudited revenue results for the fourth quarter and full year 2024. Standard BioTools expects fourth quarter 2024 revenue of approximately $46.5 million and full year 2024 revenue of approximately $174 million.

"The team worked hard in a difficult environment to deliver on the top end of our revised annual guidance forecast, adjusted in the second quarter to account for the ongoing and industry-wide headwinds” said Michael Egholm, PhD, Chief Executive Officer of Standard BioTools. “We also made significant progress reducing our operating expenses by implementing Standard BioTools Business Systems (“SBS”), but work remains and demands renewed commitment to discipline and continuous improvement.”

Mr. Egholm continued, “Guided by SBS, 2025 will see us realize even more efficiencies from integration, including benefits to R&D as we move past the technical debt inherited from both companies. Consolidations are difficult but our ability to acquire and integrate is clear. It is also clear that now is the time for Standard BioTools to leverage this foundation, organically and inorganically, to scale and shift revenues towards high-margin offerings and attractive end markets.”

“The train has now left the station, with a well-timed, well-capitalized strategy, and a world-class team to deliver long-term value to shareholders and customers alike. The best part of the journey is ahead. "

Standard BioTools plans to report its fourth quarter and full year 2024 financial results later this quarter, at which time the Company will discuss its 2024 financial results in more detail and provide its outlook for 2025.

The Company’s unaudited, preliminary 2024 revenue results are based on current expectations and may be adjusted as a result of, among other things, completion of annual audit procedures. This financial information does not represent a comprehensive statement of the Company’s financial results for the fourth quarter or full year 2024 and remains subject to the completion of financial closing procedures and internal reviews.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq: LAB), has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary SomaScan, mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology and immunotherapy. Learn more at standardbio.com or connect with us on X, Facebook®, LinkedIn, and YouTube™.

For Research Use Only. Not for use in diagnostic procedures.

Limited Use Label License and other terms may apply: standardbio.com/legal/salesterms.

Patent and License Information: standardbio.com/legal/notices.
Trademarks: standardbio.com/legal/trademarks. Any other trademarks are the sole property of their respective owners. ©2024 Standard BioTools Inc. (f.k.a. Fluidigm Corporation). All rights reserved

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding future financial and business performance, including with respect to future revenue, net loss and adjusted EBITDA; operational and strategic plans; deployment of capital; market and growth opportunity and potential; and the potential to realize the expected benefits and synergies of prior and potential future acquisitions, including the potential for such transactions to drive long-term profitable growth. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including, but not limited to, risks that the anticipated benefits and synergies of prior and potential future acquisitions and the integration of any such businesses, including the potential for such transactions to drive long-term profitable growth, may not be fully realized or may take longer to realize than expected; risks that the Company may not realize expected cost savings from such transactions; possible integration, restructuring and transition-related disruption resulting from such transactions, including through the loss of customers, suppliers, and employees and adverse impacts on the Company’s development activities and results of operation; integration and restructuring activities, including customer and employee relations, management distraction, and reduced operating performance; risks that internal and external costs required for ongoing and planned activities may be higher than expected, which may cause the Company to use cash more quickly than it expects or change or curtail some of the Company’s plans, or both; risks that the Company’s expectations as to expenses, cash usage, and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; changes in the Company’s business or external market conditions; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, the Company’s products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; continued or sustained budgetary, inflationary, or recessionary pressures; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; uncertainties relating to the Company’s research and development activities, and distribution plans and capabilities; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. For information regarding other related risks, see the “Risk Factors” section of the Company’s annual report on Form 10-K filed with the SEC on March 1, 2024, and in the Company’s other filings with the SEC. These forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor Contact

David Holmes
Gilmartin Group LLC
ir@standardbio.com